                                                         Exhibit No. Ex-99.m.1.a

                         FORM OF AMENDMENT TO EXHIBIT A

   Amendment dated as of ___, 2007 to the Distribution Plan of AssetMark Funds

                                    Exhibit A
                                     to the
                                Distribution Plan

                                      FUNDS

AssetMark Large Cap Value Fund
AssetMark Large Cap Growth Fund
AssetMark Small/Mid Cap Value Fund
AssetMark Small/Mid Cap Growth Fund
AssetMark International Equity Fund
AssetMark Real Estate Securities Fund
AssetMark Tax-Exempt Fixed Income Fund
AssetMark Core Plus Fixed Income Fund
AssetMark Fundamental Index(TM) Large Company Growth Fund
AssetMark Fundamental Index(TM) Large Company Value Fund
AssetMark Fundamental Index(TM) Small Company Growth Fund
AssetMark Fundamental Index(TM) Small Company Value Fund
AssetMark Fundamental Index(TM) International Equity Fund